Exhibit 99.9

COMPANY REGISTRATION NUMBER: 09111421

Alvarium Investments Limited

Unaudited Consolidated Financial Statements

30 September 2022 and 30 September 2021

Alvarium Investments Limited

Consolidated Financial Statements

Period from 1 January 2022 to 30 September 2022

Alvarium Investments Limited

Consolidated Statement of Comprehensive Income

Period from 1 January 2022 to 30 September 2022

		Period from	Period from
		1 Jan 22 to	1 Jan 21 to
		30 Sep 22	30 Sep 21
	Note	£	£
Turnover	4	63,997,183	49,820,243

Cost of sales		(48,970,116)	(32,406,331)

Gross profit		15,027,067	17,413,912

Administrative expenses		(22,225,242)	(10,592,753)
Gains/(losses) on investments	5	2,108	—
Amortisation of goodwill		(2,617,635)	(2,553,677)
Amortisation of intangible assets other than goodwill		(3,217,301)	(1,717,564)

Operating (loss)/profit	6	(13,031,003)	2,549,918

Loss on financial assets at fair value through profit or loss		(92,440)	—
Loss on disposal of investment in associate		(54,606)	—
Gain on disposal of investment in joint venture	7	4,660,853	—
Share of profit of associates	12	578,126	532,184
Share of profit of joint ventures	12	66,649	1,662,987
Income from other fixed asset investments	8	10,370	547,789
Interest receivable		142,268	198,985
Amounts written off investments		—	(53,120)
Interest payable		(2,981,105)	(1,491,055)

(Loss)/profit before taxation		(10,700,888)	3,947,688

Taxation on ordinary activities	9	654,170	613,258

(Loss)/profit for the financial period		(10,046,718)	4,560,946

Share of other comprehensive income of joint ventures		26,460	(116,036)
Foreign currency retranslation		2,122,113	(529,812)

Other comprehensive income/(loss) for the period		2,148,573	(645,848)

Total comprehensive (loss)/income for the period		(7,898,145)	3,915,098

Profit for the financial period attributable to:
The owners of the parent company		(10,038,066)	3,819,980
Non-controlling interests		(8,652)	740,966

		(10,046,718)	4,560,946

Total comprehensive (loss)/income for the period attributable to:
The owners of the parent company		(7,889,773)	3,175,891
Non-controlling interests		(8,372)	739,207

		(7,898,145)	3,915,098

All the activities of the group are from continuing operations.

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Financial Position

30 September 2022

	Note	30 Sep 22 £	31 Dec 21 £
Fixed assets
Intangible assets	10	69,514,613	33,642,087
Tangible assets	11	1,486,515	758,152
Investments:	12
Investments in associates		1,733,506	2,729,247
Investments in joint-ventures		6,660,562	10,096,077
Other fixed asset investments		2,305,798	1,972,169

		81,700,994	49,197,732

Current assets
Debtors	13	47,991,391	37,003,398
Investments		6,583	4,254
Cash and cash equivalents		12,425,119	12,961,870

		60,423,093	49,969,522

Creditors: amounts falling due within one year	14	(91,678,450)	(40,903,852)

Net current (liabilities)/assets		(31,255,357)	9,065,670

Total assets less current liabilities		50,445,637	58,263,402

Provisions
Taxation including deferred tax	15	(2,054,229)	(1,958,233)

Net assets		48,391,408	56,305,169

Capital and reserves
Called up share capital		7,433	7,433
Share premium account		32,105,520	32,105,520
Other reserves		23,001,035	23,001,035
Profit and loss account		(6,727,684)	1,177,705

Equity attributable to the owners of the parent company		48,386,304	56,291,693

Non-controlling interests		5,104	13,476

		48,391,408	56,305,169

These Consolidated financial statements were approved by the board of directors and authorised for issue on                    , and are signed on behalf of the board by:

Mr A De Meyer

Director

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity

Period from 1 January 2022 to 30 September 2022

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Equity attributable to the owners of the parent company	Non- controlling interests	Total
	£	£	£	£	£	£	£
At 1 January 2021	6,948	21,688,028	23,001,035	16,095,507	60,791,518	1,595,877	62,387,395

Profit for the period				3,819,980	3,819,980	740,966	4,560,946
Other comprehensive income for the period:
Share of other comprehensive income of joint ventures	—	—	—	(116,036)	(116,036)	—	(116,036)
Foreign currency retranslation	—	—	—	(528,053)	(528,053)	(1,759)	(529,812)

Total comprehensive income for the period	—	—	—	3,175,891	3,175,891	739,207	3,915,098

Issue of shares	40	923,325	—	—	923,365	—	923,365
Dividends paid and payable	—	—	—	—	—	(735,900)	(735,900)
Cancellation of subscribed capital	(21)	—	—	—	(21)	—	(21)
Equity-settled share-based payments	—	—	—	(1,333)	(1,333)	—	(1,333)
Increase in shareholding in subsidiary company	—	—	—	(10,944,580)	(10,944,580)	(1,151,554)	(12,096,134)

Total investments by and distributions to owners	19	923,325	—	(10,945,913)	(10,022,569)	(1,887,454)	(11,910,023)

At 30 September 2021	6,967	22,611,353	23,001,035	8,325,485	53,944,840	447,630	54,392,470

The consolidated statement of changes in equity

continues on the following page.

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Changes in Equity (continued)

Period from 1 January 2022 to 30 September 2022

	Called up share capital	Share premium account	Other reserves	Profit and loss account	Equity attributable to the owners of the parent company	Non- controlling interests	Total
	£	£	£	£	£	£	£
At 1 January 2022	7,433	32,105,520	23,001,035	1,177,705	56,291,693	13,476	56,305,169

Loss for the period				(10,038,066)	(10,038,066)	(8,652)	(10,046,718)
Other comprehensive income for the period:
Share of other comprehensive income of joint ventures	—	—	—	26,460	26,460	—	26,460
Foreign currency retranslation	—	—	—	2,121,833	2,121,833	280	2,122,113

Total comprehensive income for the period	—	—	—	(7,889,773)	(7,889,773)	(8,372)	(7,898,145)

Increase in shareholding in subsidiary company	—	—	—	(15,616)	(15,616)	—	(15,616)

Total investments by and distributions to owners	—	—	—	(15,616)	(15,616)	—	(15,616)

At 30 September 2022	7,433	32,105,520	23,001,035	(6,727,684)	48,386,304	5,104	48,391,408

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Cash Flows

Period from 1 January 2022 to 30 September 2022

	30 Sep 22	30 Sep 21
	£	£
Cash flows from operating activities
Profit for the financial period	(10,046,718)	4,560,946

Adjustments for:
Depreciation of tangible assets	368,699	417,606
Amortisation of intangible assets	5,834,937	4,271,241
Loss on financial assets at fair value through profit or loss	92,440	—
Profit on disposal of investments	(4,608,356)	—
Share of profit of associates	(578,126)	(532,184)
Share of profit of joint ventures	(66,649)	(1,662,987)
Income from other fixed asset investments	(10,370)	(547,789)
Interest receivable	(142,268)	(198,985)
Interest payable	2,981,105	1,491,055
Equity-settled share-based payments	—	(1,333)
Cash-settled share-based payments	10,442,728	—
Unrealised foreign currency gains	(1,234,940)	120,229
Taxation on ordinary activities	(654,170)	(613,258)
Impairment of other fixed asset investments	—	53,120

Changes in:
Trade and other debtors	645,397	(6,472,626)
Trade and other creditors	(4,264,444)	2,964,262

Cash generated from operations	(1,240,735)	3,849,297

Dividends received	2,542,731	2,315,282
Tax received/(paid)	(216,195)	(109,526)

Net cash (used in)/from operating activities	1,085,801	6,055,053

Cash flows from investing activities
Purchase of tangible assets	(1,039,724)	(322,163)
Cash receipts pursuant to asset acquisition	2,665,419	—
Cash advances and loans granted	(1,250,114)	(2,340,308)
Cash receipts from the repayment of advances and loans	471,549	189,325
Acquisition of interests in associates and joint ventures	(7,452)	(6,208)
Purchases of other investments	(37,142)	(132,112)
Interest received	93,090	40,966
Proceeds from sale of other investments	19,134	—
Deferred consideration paid on acquisition	(192,461)	(853,000)
Transaction with equity holders	(15,615)	(1,596,107)

Net cash from/ (used in) investing activities	706,684	(5,019,607)

The consolidated statement of cash flows

continues on the following page.

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Consolidated Statement of Cash Flows (continued)

Period from 1 January 2022 to 30 September 2022

		30 Sep 22	30 Sep 21
	Note	£	£
Cash flows from financing activities
Proceeds from borrowings		—	1,500,000
Proceeds from loans from participating interests		—	260,618
Repayments of loans from participating interests		—	(63,385)
Payments of finance lease liabilities		(127,174)	(367,510)
Interest paid		(3,167,353)	(476,958)
Dividends paid		—	(395,900)

Net cash from/(used in) financing activities		(3,294,527)	456,865

Net (decrease)/increase in cash and cash equivalents		(1,502,042)	1,492,311
Cash and cash equivalents at beginning of period		12,961,870	8,298,069
Exchange gains/(losses) on cash and cash equivalents		965,291	6,578

Cash and cash equivalents at end of period		12,425,119	9,796,958

The notes on pages 9 to 31 form part of these Consolidated financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements

Period from 1 January 2022 to 30 September 2022

1.	General information

Alvarium Investments Limited (the Company) is a private company limited by shares, registered in England and Wales. The address of the registered office is 10 Old Burlington Street, London, W1S 3AG, England. This report contains the consolidated results of Alvarium Investments Limited and its subsidiaries, joint ventures and associates (together the Group).

2.	Statement of compliance

These financial statements prepared in accordance with FRS 102 (“UK GAAP”) differ in certain significant respects from financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Details of the significant differences between US GAAP and UK GAAP are set out in note 20 to these financial statements.

3.	Accounting policies

Basis of preparation

These interim unaudited condensed consolidated financial statements have been prepared for the sole purpose of inclusion in the S-4 filing registration statement on behalf of the Cartesian Growth Corporation under the Securities Exchange Act of 1933 regarding the business combination of Alvarium Investments Limited, Tiedemann Advisors, LLC and TIG Advisors (“the filing registration statement”).

These interim unaudited Condensed Consolidated Financial Statements do not constitute statutory accounts within the meaning of section 435 of the Companies Act 2006. They have been prepared on the basis of the accounting policies as set out in the Group’s annual financial statements prepared for the purpose of inclusion in the filing registration statement for the year ended 31 December 2021. The interim unaudited Condensed Consolidated Financial Statements to 30 September 2022 have been prepared in accordance with FRS 104 ‘Interim Financial Reporting’.

The financial information for the interim accounts ended 30 September 2022 and 2021 has not been audited. Therefore, these interim accounts should be read in conjunction with the Group’s annual financial statements prepared for the purpose of inclusion in the filing registration statement for the year ended 31 December 2021.

These interim unaudited Condensed Consolidated Financial Statements were approved and authorised for issue by the Board acting through a duly authorised committee of the Board of Directors on 14 December 2022. The full-year accounts to 31 December 2021 prepared for the purposes of the filing registration statement were approved by the Board of Directors on 13 May 2022 and do not constitute the Company’s statutory accounts for that year. Statutory accounts for the year ended 31 December 2021 have been reported on by the company’s statutory auditor and delivered to the registrar of companies. The report of the statutory auditor was (i) unqualified, (ii) did not include a reference to any matters to which the auditor drew attention by way of emphasis without qualifying their report, and (iii) did not contain a statement under section 498 (2) or (3) of the Companies Act 2006.

The preparation of the financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 3.

The financial statements are presented in UK pounds sterling, which is the functional currency of the Group.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

3.	Accounting policies (continued)

Going concern

The Group has recorded a loss of £10m for the period to 30 September 2022 and is in a net current liability position. As at the balance sheet date, the Group had creditors due within one year of £91.7m, compared to current assets of £60.4m. The creditors due within one year include £39.8m of subordinated shareholder loans which are due on 7th January 2023, and £10.4m of bank loans, of which £10.3m are due on 3rd February 2023.

On 17 October 2022, the Securities and Exchange Commission declared the registration statement for the proposed business combination with Cartesian announced on 20 September 2021 effective. As a result, the existing bank debt facility will become repayable when the transaction closes on 3 January 2023. The new Group is currently agreeing terms for a debt facility with BMO for $250m, which will be used to pay off the existing bank debt facility as well as the subordinated shareholder loans. This refinancing is yet to be completed and is subject to the transaction completing. The transaction close is pending shareholder approval and there are no other conditions to be met. The refinancing agreements are at an advanced stage and there are no barriers to these being finalised. In the event of the transaction not closing, the Directors would initiate discussions with the shareholders and bank to refinance the existing debt.

In addition, the directors do not anticipate any scenario in which the new change in control environment would change the regulatory capital requirement to a level that would impact the Group’s ability to comply. While there will be changes to the existing legal entity group structure post-acquisition, all existing business lines will continue to operate.

The Group currently meets its day to day working capital requirements from cash reserves and recurring revenue streams. The Group also has a bank facility which is subject to covenants. There was a breach of covenant during the period which has been waived by the borrowers due to an agreement reached that Alvarium will repay the full balance of the outstanding facility once the transaction has closed. As at 30 September 2022, the group had cash balances of £12.4m. The directors have prepared both base and sensitised cash flow forecasts which indicate that the Group will have sufficient funds to meet its liabilities as they fall due for the next 12 months, even under severe but plausible downside scenarios assuming that the existing debt is repaid by the new proposed debt facility as discussed above.

The base case assumes that transactional revenue in Co-Investments and Merchant banking will continue as projected in the latest rolling forecasts, with the addition of further recurring revenue from additional raises across the capital markets entities in 2023 . Under this base case, the normal recurring revenue streams and divisional cash flows continue to adequately cover the operating cost base. This does not account for any future adverse market movements which is outside management control.

Management have applied stress test scenarios to its forecasts factoring in a severe but plausible downside scenario whereby transactional revenue and new business streams, in particular across Co-Investments and Merchant Banking, were significantly reduced. Under this scenario, the diversified mix of recurrent income still provides sufficient coverage to meet any obligations as and when they fall due, assuming that the existing debt is repaid by the new proposed debt facility as discussed above.

After reviewing the Company’s forecasts and risk assessments under both current and post-merger scenarios, the Directors have formed a judgement at the time of approving the financial statements, that there is a reasonable expectation that the Company has adequate resources to continue in operational existence for 12 months from the date of signing these accounts. For this reason, the Directors continue to adopt the going concern basis in preparing the financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

3.	Accounting policies (continued)

However, the circumstances above regarding the pending closure of the transaction and the associated debt refinancing indicates the existence of a material uncertainty related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern and, therefore, that the Group may be unable to realise its assets and discharge its liabilities in the normal course of business. The financial statements do not include any adjustments that would result from the basis of preparation being inappropriate.

Application of accounting policies

Except as described below, the accounting policies applied in these interim financial statements for the following areas are the same as those applied in the Group’s consolidated financial statements as at and for the year ended 31 December 2021.

The following accounting policies are as per year ended 31 December 2021:

•	Consolidation

•	Non-controlling interests

•	Revenue recognition

•	Foreign currencies

•	Operating leases

•	Goodwill

•	Intangible assets

•	Tangible assets

•	Investments

•	Investments in associates

•	Investments in joint ventures

•	Impairment of fixed assets

•	Finance leases

•	Government grants

•	Provisions

•	Financial instruments

•	Executory contracts

•	Employee benefits

•	Business combinations

•	Income tax

Other income

Other income includes income from the disposal of assets held at book value. This income is recognised at the point of sale and is measured as the difference between the carrying value and the proceeds from the disposal.

Share based payments

The Group issues share-based payments to certain employees, including directors. These share-based payments are recognised in accordance with section 26 of FRS 102.

Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, together with a corresponding increase in equity, based upon the group’s estimate of the shares that will eventually vest, which involves making assumptions about the number of leavers over the vesting period. The vesting period is determined by the period of time the employees must remain in the Group’s employment before the rights to the shares transfer unconditionally to them.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

3.	Accounting policies (continued)

Cash settled share-based payments are measured at fair value at the balance sheet date. The Group recognises a liability based on the estimate of options that will vest and the expected vesting date. Further information on the cash settled share-based payments in the period are detailed in note 17 of these financial statements.

Judgements and key sources of estimation uncertainty

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the amounts reported. These estimates and judgements are continually reviewed and are based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant judgements

The judgements (apart from those involving estimations) that management has made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognised in the financial statements are as follows:

Historic group accounting acquirer

The significant judgements in relation to this area are the same as those applied in the Group’s consolidated financial statements as at and for the year ended 31 December 2021.

Equity Method Investees

There are certain of our joint venture and associates partners in equity method investees that, since the investment was entered into, have become related parties of the Group as a result of holding executive management positions in one or more Group members or subsidiary. An assessment was performed and determined that this does not give the Group control of the relevant equity method investee as each related party’s holding in the relevant equity method investee is unrelated to their employment by the Group member to which they are related and the relevant related parties are not bound by any contractual or other agreement to vote in the same way as Alvarium in connection with their holdings in the relevant equity method investee. Furthermore, in each instance, the equity method investee also has an unrelated third party member and, as a result of governance provisions in the relevant equity method agreement, the equity method investee is controlled jointly by all of its members and not by Alvarium alone.

Entities excluded from consolidation due to limited economic rights

In the case of LJ Maple Limited, LJ Maple Circus Limited, LJ Maple Hamlet Limited, LJ Maple Hill Limited, LJ Maple Belgravia Limited, LJ Maple St Johns Wood Limited, LJ Maple Kew Limited, LJ Maple Chelsea Limited, LJ Maple Tofty Limited, LJ Green Lanes Holdings Limited, LJ Maple Kensington Limited, LJ Maple Nine Elms Limited, LJ Maple Duke Limited and LJ Maple Abbey Limited, the group control 100% of the voting rights (aside from reserved matters) by virtue of their holding of a certain class of shares.

These entities have all issued a separate class of shares to third party investors and raised finance from them, which has then been invested, indirectly, in one or more underlying real estate transactions. These classes of shares do not have any voting rights but are entitled to the vast majority of the economic returns from the investment. The Group is entitled to ongoing fees from the entities for monitoring and reporting on the underlying real estate transactions and also, potentially, when the underlying real estate transactions are exited and funds returned to investors, to performance based fees which are calculated as a percentage of the total profits from each underlying deal which exceed a defined return to the third party investors. The Group is not an investor itself and does not otherwise participate in distributions from these entities.

While the Group controls the ordinary voting rights of these entities, these entities are excluded from consolidation because of severe long-term restrictions on the Group’s ability to actually exercise control over them. These restrictions are contained in the articles of association and shareholders’ agreements of the relevant entities and they relate to the substantive business

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

3.	Accounting policies (continued)

activities (including the financial and operating policies) of the entities and include reserved matters contained in the shareholders’ agreements which are substantive as regards the activities of the entities and which require the approval of 75% of all shareholders (including the investor share class). As a result of these restrictions and the Group’s limited economic rights in the entities, the Group does not have the power to govern the financial and operating policies of the entities so as to obtain a benefit from the entities’ activities and, accordingly, the entities are not controlled by the Group for the purposes of FRS 102 and are excluded from consolidation on this basis. Each entity has instead been classified as a fixed asset investment at cost less impairment, with any distributions recognised upon receipt.

Limited economic rights over entities owned by the group

The group owns 100% of the share capital of LJ London Holdings Limited. The company was incorporated to invest in a property joint venture. To fund this, loan funding was obtained by LJ London Holdings Limited from a third party. Under the terms of the loan the vast majority of the profits from the venture revert to the lender, with the group entitled to a promote fee at conclusion. The group had no financial exposure to the venture.

The group considers the terms of the loan to demonstrate a severe long term restriction over rights to income from LJ London Holdings Limited. It has therefore been classified as a fixed asset investment at cost less impairment, with any dividends recognised upon receipt. In the absence of the terms of the loan, it would otherwise have been classified as a subsidiary.

Share based payments

In April 2022, the Group granted awards to key employees and directors as part of a Long Term Incentive Plan. The value of these awards is determined by the appreciation of the Group’s value between 1 January 2019 and 31 December 2021 – the service period for these awards - provided that a minimum target valuation is met.

The Group has needed to make several judgements in recognising a liability for cash-settled share-based payments at 30 September 2022. In particular, the Group has needed to determine the vesting date, assess the probability of payment, make a judgement for when the mutual understanding between the Group and members in the scheme was established and conclude on the conditional link to the proposed business combination with Cartesian Growth Corporation under the Securities Exchange Act of 1933 in relation to a public list on the US NASDAQ under Alvarium Tiedemann.

The initial Award Letters were sent to employees of the Group in April 2022 – the grant date - and communicated an intent for a potential future award that would become payable upon the close of the proposed business combination. These Award Letters stated that the vesting date would be at 31 May 2022 and on the discretion of the Committee. The Award Letters were designed to be non-binding and the terms of settlement were left to the discretion of the Committee to ensure that these could be finalised once the proposed business combination was certain, and that the Awards could be cancelled in the event of the transaction not closing. Accordingly, payment was not deemed probable on the date of the letters, and a mutual understanding between the Group and the members in the scheme had not yet been achieved.

The Group held a Townhall on 21 September 2022 where it was communicated to the members of the LTIP that payments would be made to settle the plan imminently, regardless of whether or not the business combination closes. The Group has determined that it was at this point that a mutual understanding between the Group and members in the scheme had been established, and that 21 September should therefore be used as the vesting date. A liability has therefore been recognised for these payments, as disclosed in note 14 of these financial statements.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

3.	Accounting policies (continued)

Key sources of estimation uncertainty

Accounting estimates and assumptions are made concerning the future and, by their nature, will rarely equal the related actual outcome. The key assumptions and other sources of estimation uncertainty that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

Useful economic lives and impairment of intangible assets

The annual amortisation charge for intangible assets is sensitive to changes in the estimated useful economic lives and residual values of the assets. The useful economic lives and residual values are re-assessed annually.

The Group also considers whether intangible assets are impaired. Where an indication of impairment is identified the estimation of recoverable value requires estimation of the recoverable value of the cash generating units (CGUs). This requires estimation of the future cash flows from the CGUs and also selection of appropriate discount rates in order to calculate the net present value of those cash flows. See note 10 for the carrying amount of the intangible assets.

Impairment tests for goodwill September 2022

The Group has assessed for any triggers during the period that may result in an impairment of goodwill. No material negative changes were noted since management performed a sensitivity analysis as of 31 December 2021. The Directors have also considered whether there were any triggers during the period to 30 September 2022 and have not noted any.

The analysis carried out for the year ended 31 December 2021 established that the discount rate would need to increase to more than 80% before an impairment of goodwill would be required.

Similarly the average annual growth rate for expected fund flows would need to reduce to more than -30% per annum before an impairment of goodwill would be required.

The Directors have considered recent market movements and macro-economic conditions in their assessment of the need for goodwill impairment as at 30 September 2022, and have concluded that the Group’s performance in the period and future outlook do not warrant an impairment given the significant headroom noted in the detailed analysis carried out for the year ended 31 December 2021.

Deferred tax assets in respect of tax losses

The group has material brought forward tax losses for which no deferred tax asset has been recognised. There is significant estimation uncertainty surrounding the timing of which these losses may be utilised in future. Management reviews forecasts in estimating whether sufficient future taxable profits are likely to arise to warrant recognition of an asset in respect of such losses. The Group’s policy is to only consider forecasts which have been finalised and approved as at the period end.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

4.	Turnover

Turnover arises from:

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Rendering of services	63,997,183	49,820,243

5.	Gains/(losses) on investments

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Gain on disposal of other investments	2,108	—

	2,108	—

6.	Operating profit

Operating profit or loss is stated after charging/(crediting):

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Depreciation of tangible assets	368,697	417,606
Impairment of trade debtors	1,326,832	170,345
Equity-settled share-based payments expense	—	(1,333)
Cash-settled share-based payments expense	10,442,728	—
Foreign exchange differences	(1,607,419)	(57,806)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

7.	Gain on disposal of investment in joint venture

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Gain on disposal of interests in JV	4,660,853	—

The gain reported in the current year relates to the disposal of the group’s 46% interest in Alvarium Investment (NZ) Limited and 23% interests in Templeton C&M Holdco Limited and NZ PropCo Holdings Limited. On 30 September 2022 the Group fully disposed of its investments in these joint ventures in return for cash consideration of £7.3m. £2.7m of this consideration is deferred, with £692k being receivable on 30 September 2023 and £1,975k being receivable in ten equal instalments over the next 5 years. The remaining £4.6m of consideration is included in accrued income at 30 September 2022 and was received on 3 October 2022. Non-current consideration receivable has been recognised at present value using a discount rate of 8%.

8.	Income from other fixed asset investments

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Income from disposal of asset held at book value	—	530,170
Other income	10,370	17,619

Total income from other fixed asset investments	10,370	547,789

9.	Taxation on ordinary activities

Major components of tax expense/(income)

	Period from	Period from
	1 Jan 22 to	1 Jan 21 to
	30 Sep 22	30 Sep 21
	£	£
Current tax:
UK current tax expense	—	521,217

Total UK current tax	—	521,217

Foreign current tax expense	294,578	265,691
Adjustments in respect of prior periods	26,709	—

Total foreign tax	321,287	265,691

Total current tax	321,287	786,908

Deferred tax:
Origination and reversal of timing differences	(720,671)	75,762
Impact of change in tax rate	(218,318)	—
Recognition of prior period timing differences	(36,468)	(1,475,928)

Total deferred tax	(975,457)	(1,400,166)

Taxation on ordinary activities	(654,170)	(613,258)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

10.	Intangible assets

	Goodwill	Patents, trademarks and licences	Client lists	Total
	£	£	£	£
Cost
At 1 January 2022	33,914,523	524,848	30,238,028	64,677,399
Additions	—	—	40,000,000	40,000,000
Translation gains/(losses)	561,187	—	1,146,275	1,707,462

At 30 September 2022	34,475,710	524,848	71,384,303	106,384,861

Amortisation
At 1 January 2022	19,074,971	524,848	11,435,493	31,035,312
Charge for the period	2,617,635	—	3,217,301	5,834,936

At 30 September 2022	21,692,606	524,848	14,652,794	36,870,248

Carrying amount
At 30 September 2022	12,783,104	—	56,731,509	69,514,613

At 31 December 2021	14,839,552	—	18,802,535	33,642,087

On 11 July 2022, a subsidiary of Alvarium, LXI REIT Advisors Limited, acquired the rights to manage Secure Income REIT plc, by purchasing the existing shares of Prestbury Investment Partners Limited, for £40 million, through an intermediary. The acquisition was financed via a loan from Alvarium shareholders. This acquisition has been treated as an asset acquisition for accounting and reporting purposes and has resulted in the recognition of a £40m intangible asset for the customer relationship with Secure Income REIT plc, as disclosed above. This transaction has been treated as an asset acquisition because Prestbury Investment Partners Limited is not deemed to be a business for the purposes of this transaction, it is an entity which has been fully absorbed into LXI REIT Advisors Limited. Additionally, the Group has not acquired employees or processes from Prestbury Investment Partners Limited.

The acquisition is treated as a non-cash transaction for the purposes of the Statement of Cash Flows as the transaction comprised an acquisition of assets by assuming directly related liabilities. The transaction was physically settled by loan finance proceeds provided directly to Prestbury Investment Partners Limited by Alvarium shareholders.

This intangible asset is being amortised over the life of the contract, which is 6 years from acquisition.

11.	Tangible assets

	Land and buildings	Fixtures and fittings	Equipment	Total
	£	£	£	£
Cost or valuation
At 1 January 2022	893,306	704,325	1,783,885	3,381,516
Additions	942,300	18,884	84,276	1,045,460
Disposals	—	—	(66,757)	(66,757)
Translation gains/(losses)	21,475	29,765	148,468	199,708

At 30 September 2022	1,857,081	752,974	1,949,872	4,559,927

Depreciation
At 1 January 2022	725,991	555,008	1,342,365	2,623,364
Charge for the period	148,587	39,072	181,040	368,699
Disposals	—	—	(61,513)	(61,513)
Translation (gains)/losses	7,349	23,078	112,435	142,862

At 30 September 2022	881,927	617,158	1,574,327	3,073,412

Carrying amount
At 30 September 2022	975,154	135,816	375,545	1,486,515

At 31 December 2021	167,315	149,317	441,520	758,152

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

12.	Investments

	Interests in associates	Joint ventures	Other investments other than loans	Total
	£	£	£	£
Share of net assets/cost
At 1 January 2022	2,960,255	10,265,495	2,245,098	15,470,848
Additions	—	7,452	39,327	46,779
Disposals	(54,614)	(2,683,398)	(19,134)	(2,757,146)
Revaluations	—	—	(92,440)	(92,440)
Transfer	—	8,020	(8,020)	—
Share of profit or loss	578,126	66,649		644,775
Dividends received	(1,625,101)	(907,280)		(2,532,381)
Movements in equity	—	26,460		26,460
Other movements	—	—	49,477	49,477
Gains/(losses) on translation	105,848	46,582	364,419	516,849

At 30 September 2022	1,964,514	6,829,980	2,578,727	11,373,221

Impairment
At 1 January 2022 and 30 September 2022	231,008	169,418	272,929	673,355

Carrying amount
At 30 September 2022	1,733,506	6,660,562	2,305,798	10,699,866

At 31 December 2021	2,729,247	10,096,077	1,972,169	14,797,493

The share of profit or loss from associates and joint ventures includes amortisation relating to the acquisition of those associates and joint ventures totalling £53,933 and £481,405 respectively.

Subsidiaries, associates and other investments

Details of the new investments since the most recent year-end financial statements in which the Group and the parent Company have an interest of 20% or more are as follows:

	Country of incorporation	Class of share	Percentage of shares held
Subsidiary undertakings
Alvarium Education Reit Limited (1)	United Kingdom	Ordinary	100
Alvarium Willow GP (2)	Isle of Man	Ordinary	100
Alvarium RE Public Markets Limited (1)	United Kingdom	Ordinary	100
Amalfi Investment Partners Limited (1)	United Kingdom	Ordinary	100

Joint ventures
Alvarium 64 Advisory LLP(1)	United Kingdom	Partnership interest	50

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

Registered addresses

The subsidiaries, joint ventures and associates disclosed above are registered at the following addresses:

(1)	10 Old Burlington Street, London, W1S 3AG

(2)	Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ

13.	Debtors

	30 Sep 22	31 Dec 21
	£	£
Trade debtors	9,732,164	8,911,840
Amounts owed by the groups associates and joint ventures	5,569,209	5,771,802
Deferred tax asset	5,218,041	4,104,324
Prepayments and accrued income	18,893,658	13,929,657
Corporation tax repayable	53,261	—
Other debtors	8,525,058	4,285,775

	47,991,391	37,003,398

14.	Creditors: amounts falling due within one year

	30 Sep 22	31 Dec 21
	£	£
Subordinated shareholder loan	39,767,149	—
Bank loans and overdrafts	10,373,499	10,323,187
Deferred consideration payable on acquisition	—	179,122
Trade creditors	4,380,595	2,175,401
Amounts owed to undertakings in which the company has a participating interest	827,158	749,005
Accruals and deferred income	19,579,527	23,950,275
Corporation tax	1,597,124	452,484
Social security and other taxes	2,578,099	1,001,918
Liability for cash-settled share-based payments	10,761,130	—
Obligations under finance leases and hire purchase contracts	—	127,174
Other creditors	1,814,169	1,945,286

	91,678,450	40,903,852

The shareholder loans attract interest at 25% and are repayable on 7th January 2023. There is an option to convert the shareholder loan to shares in the Group at an option price based on the Group’s latest valuation.

15.	Provisions

Deferred tax (note 16)
£
At 1 January 2022	1,958,233
Additions	(4,560)
Charge against provision	(136,304)
Foreign exchange difference	236,860

At 30 September 2022	2,054,229

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

16.	Deferred tax

The deferred tax included in the statement of financial position is as follows:

	30 Sep 22	31 Dec 21
	£	£
Included in debtors (note 13)	5,218,041	4,104,324
Included in provisions (note 15)	(2,054,229)	(1,958,233)

	3,163,812	2,146,091

The deferred tax account consists of the tax effect of timing differences in respect of:

	30 Sep 22	31 Dec 21
	£	£
Accelerated capital allowances	(35,748)	(41,829)
Unused tax losses	3,916,736	3,512,706
Business combinations	(2,016,653)	(1,916,404)
Corporate interest restriction	320,882	—
Accrued expenses not yet tax deductible	614,631	197,887
Specific allowance in US subsidiary	363,964	393,731

	3,163,812	2,146,091

Unrecognised deferred tax

The Group has the following unrecognised deferred tax assets and liabilities:

	30 Sep 22	31 Dec 21
	£	£
Unused tax losses	2,544,105	2,018,188
Accrued expenses not yet tax deductible	229,796	115,352

	2,773,901	2,133,540

17.	Share based payments

In April 2022, the Group granted awards to key employees and directors as part of a Long Term Incentive Plan. The value of these awards is determined by the appreciation of the Group’s value between 1 January 2019 and 31 December 2021, provided that a minimum target valuation is met.

The Group held a Townhall on 21 September 2022 where it was communicated to the members of the LTIP that cash payments would be made to settle the plan imminently. The Group has determined that it was at this point that a mutual understanding between the Group and members in the scheme had been established, and that 21 September should therefore be used as the vesting date. The fair value of these awards as at 30 September 2022 is £10,761,130 and a liability has therefore been recognised for this amount.

The total expense recognised in profit or loss for the period is as follows:

	30 Sep 22	30 Sep 21
	£	£
Equity-settled share-based payments	—	(1,333)
Cash-settled share-based payments	10,442,728	—

	10,442,728	(1,333)

The total carrying amount of the liability relating to cash-settled share-based payment transactions at 30 September 2022 is £10,761,130 (2021: £Nil). The liability is different to the expense recognised in the profit and loss disclosed above as an element of this liability is payable to foreign subsidiaries and is therefore denominated in foreign currencies. These liabilities are therefore revalued at the closing exchange rates.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

18.	Related party transactions

		Transaction value		Balance
Related Party	Nature of RPT	Q3 2022	Q3 2021	Q3 2022	Q4 2021
Related Individuals
Ali Bouzarif	Revenue share	(335,337)	(400,772)	22,908	(532,073)

				22,908	(532,073)

Amounts owed to group’s associates and JVs
Queensgate Investments 1 Sarl	Loan payable	—	—	(5,625)	(5,625)
Queensgate Investments II GP LLP	Loan payable	—	—	(178,149)	(178,149)
Alvarium Wealth (NZ) Limited	Fees payable	—	—	—	(34,113)
Alvarium Investments (NZ) Limited	Fees payable	—	—	—	(137,497)
Alvarium Capital Partners Limited	Expenses payable	—	—	—	(16)
Alvarium Capital Partners Limited	Fees payable	—	—	—	(233,663)
Alvarium Investment Managers (Suisse)	Fees payable	(74,016)	—	(24,568)	—
Cresco Capital Advisors LLP	Fees payable	18,000	18,000	—	(7,200)
Pointwise Partners	Fees payable	(1,360,302)	(874,101)	(618,817)	(152,742)

Total				(827,159)	(749,005)

Amounts owed by group’s associates and JVs
Alvarium Capital Partners Limited	Fees receivable	—	—	—	10,000
Alvarium Capital Partners Limited	Expenses receivable	—	12,523	—	15,881
Alvarium Core Partners LLP	Expenses receivable	2,488	2,590	7,570	5,081
Alvarium Investment Managers (Suisse)	Expenses receivable	17,226	1,497	21,436	9,115
Alvarium Investments (Aus) Pty Ltd	Loan receivable	114,574	26,342	560,095	445,342
Alvarium Investments (Aus) Pty Ltd	Expenses receivable	30,965	—	32,013	1,048
Alvarium Investments (NZ) Limited	Loan receivable	—	—	—	1,434,572

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

Alvarium Investments (NZ) Limited	Expenses receivable	—	38,538	—	85,565
Alvarium Osesam	Expenses receivable	87,739	77,050	147,093	53,545
Bluestar Advisors	Fees receivable	7,500	7,500	9,000	—
Bluestar Advisors	Expenses receivable	2,239	748	3,404	1,256
Casteel Capital LLP	Fees receivable	37,800	37,800	37,800	5,170
Casteel Capital LLP	Expenses receivable	2,697	1,002	283	2,534
CRE Sarl	Fees receivable	15,033	75,038	—	9,933
CRE Sarl	Expenses receivable	—	—	6,785	6,498
Cresco Capital Urban Yurt Holdings 2 Sarl	Expenses receivable	—	—	1,829	1,752
Cresco Immobilien Verwaltungs	Loan receivable	—	—	414,522	396,990
Cresco Immobilien Verwaltungs	Loan interest	23,923	24,270	139,393	109,744
Cresco Urban Yurt Sarl	Loan receivable	—	(14,546)	29,033	27,805
Cresco Urban Yurt Sarl	Loan interest	1,571	(16,382)	2,673	1,000
Hadley DM Services Limited	Loan receivable	(168,896)	(62,607)	530,000	698,896
Hadley DM Services Limited	Loan interest	(18,604)	23,327	99,588	118,192
NZ PropCo	Fees receivable	—	—	—	100,985
Osprey Equity Partners Limited	Loan receivable	—	77,000	259,246	259,246
Osprey Equity Partners Limited	Expenses receivable	21,013	7,080	28,138	7,125
Pointwise Partners	Fees receivable	156,418	64,105	182,708	24,022
Pointwise Partners	Expenses receivable	42,347	29,645	231,386	189,041
Pointwise Partners	Loan receivable	976,461	934,705	2,726,658	1,750,197
Queensgate Investments LLP	Expenses receivable	171	705	1,437	1,266

Total				5,472,090	5,771,801

Amounts owed to/(from) other entities
LJ Maple Duke Holdings Limited	Loan receivable	—	—	285,000	285,000
LJ Maple St Johns Wood Limited	Loan receivable	—	—	183,306	183,306
LJ Maple Kensington Limited	Loan receivable	—	—	23,020	23,020
LJ Maple Belgravia Limited	Cash advances	—	3,430	3,430	3,430

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

LJ Maple Kensington Limited	Cash advances	—	41,699	41,699	41,699
LJ Maple Limited	Cash advances	—	119,119	119,119	119,119
LJ Maple St Johns Wood Limited	Cash advances	—	75,510	75,510	75,510
LJ Maple Abbey Limited	Cash advances	—	85,850	85,850	85,850
LJ Maple Chelsea Limited	Cash advances	—	119,010	119,010	119,010
LJ Maple Hill Limited	Cash advances	—	136,567	136,567	136,567
LJ Maple Tofty Limited	Cash advances	—	231,186	231,186	231,186
LJ Maple Kew Limited	Cash advances	—	4,441	4,441	4,441
LJ Maple Nine Elms Limited	Cash advances	—	(108,864)	(108,864)	(108,864)
LJ Maple Hamlet Limited	Cash advances	—	(66,937)	(66,937)	(66,937)
LJ Maple Circus Limited	Cash advances	—	(25,228)	(25,228)	(25,228)
LJ Maple Duke Limited	Cash advances	—	(1,618)	(1,618)	(1,618)
Stratford Corporate Trustees Ltd	Expenses receivable	54,560	70,742	—	21,000
Lepe Partners LLP	Expenses payable	—	(195)	—	—

Total				1,105,491	1,126,491

Balances owed to or from the Group’s related parties which are included within debtors or creditors at period-end are set out in notes 13 and 14.

19.	Events after the reporting period

On 17 October 2022, the Securities and Exchange Commission declared the registration statement for the proposed business combination and public listing with Cartesian announced on 20 September 2021 effective. The closing date of this business combination is expected to be 3 January 2023 subject to shareholder approval.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

20.	Significant differences between generally accepted accounting policies in the United Kingdom (UK GAAP) and those of the United States (US GAAP)

The Company’s financial statements have been prepared in accordance with FRS 102, which differs in certain respects from the requirements of accounting principles generally accepted in the United States (“US GAAP”). The effects of the application of US GAAP to Alvarium Investments Limited (“the Company”) results are set out below.

There are other presentational differences between UK and US GAAP which do not impact net income or shareholders’ equity, and thus are not included in the reconciliation below.

The impact of the conversion to US GAAP on net income in the periods ending 30 September 2022 and 30 September 2021 is as follows:

	30 Sep 22 £	30 Sep 21 £
Loss for the financial period as reported under UK GAAP	(10,046,718)	4,560,946
Reversal of amortisation of goodwill (d)	2,617,635	2,553,677
Amortisation of separately recognised intangible assets arising on business combinations (a)	(60,971)	(61,429)
Additional amortisation of intangible asset grossed up for deferred tax under US GAAP (n)	(467,593)	—
Reclassification of asset acquisition as business combination (g)	956,172	956,172
Reversal of equity method investment amortisation (h)	535,338	532,435
Amortisation of additional intangible assets within equity method investments (i)	(328,911)	(374,592)
Release of deferred tax on equity method amortisation above (i)	62,236	71,023
Recognition of excess losses against loans provided to certain equity method investees (k)	(219,128)	(262,107)
Revenue recognition adjustments (m)	(1,076,087)	(90,827)
Impact of GAAP differences on results of equity method investments (l)	(221,635)	—
Deferred tax (expense)/benefit (0)	648,771	(3,965,949)

Net income under US GAAP	(7,600,891)	3,919,349
Net income attributable to non-controlling interest under US GAAP	8,652	(540,135)

Net income attributable to shareholders’ of the parent company under US GAAP	(7,592,239)	3,379,214

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

The impact of the conversion to US GAAP on shareholders funds as at 30 September 2022 and 31 December 2021 is as follows:

	2022 £	2021 £
Shareholders funds as at 30 September 2022 and 31 December 2021 as reported under UK GAAP	48,391,408	56,305,169
Reversal of amortisation of goodwill (d)	21,692,608	19,074,973
Impact on goodwill of additional deferred tax liabilities recognised on acquisition (a)	5,284,823	5,284,823
Impact on intangible assets of additional deferred tax liabilities recognised on asset acquisition (o)	12,827,094	—
Amortisation of separately recognised intangible assets arising on business combinations (a)	(687,389)	(626,418)
Additional amortisation of intangible asset grossed up for deferred tax under US GAAP (n)	(467,593)	—
Reclassification of asset acquisition as business combination (g)	4,780,860	3,824,688
Fair value adjustments on step acquisitions (f)	11,471,931	11,471,931
Acquisition costs and fair value adjustments to deferred consideration previously capitalised (b) & (c)	(1,695,685)	(1,695,685)
Fair value adjustments on non-controlling interests (e)	10,933,918	10,933,918
Revenue recognition adjustments (m)	(2,039,661)	(963,574)
Reversal of equity method investment amortisation (h)	4,564,243	4,028,905
Accumulated amortisation of additional intangible assets within equity method investments (i)	(5,684,351)	(5,355,440)
Release of deferred tax on equity method amortisation above (i)	1,078,926	1,016,690
Additional impairment of investment in joint venture (j)	(254,152)	(254,152)
Recognition of excess losses against loans provided to certain equity method investees (k)	(1,876,103)	(1,611,431)
Impact of GAAP differences on results of equity method investments (l)	—	221,635
Deferred taxes (p)	(18,947,266)	(6,768,943)
Cumulative translation adjustments on all of the above	1,761,311	323,116

Shareholders funds as at 30 September 2022 and 31 December 2021 under US GAAP	91,134,922	95,210,205
Non-controlling interest	(5,103)	(13,475)

Total equity attributable to shareholders’ of the parent company under US GAAP	91,129,819	95,196,730

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

The impact of the conversion to US GAAP on the Company’s statement of cashflows for the periods ended 30 September 2022 and 2021 is as follows:

	30 Sep 2022 £	30 Sep 2021 £
Operating activities

Net cash from operating activities per UK GAAP	1,085,801	6,055,053
Reclassification of interest received from investing activities	93,090	40,966
Reclassification of interest paid from financing activities	(3,167,353)	(476,958)

Net cash from operating activities per US GAAP	(1,988,462)	5,619,061

Investing activities

Net cash used in investing activities per UK GAAP	706,684	(5,019,607)
Reclassification of interest received to operating activities	(93,090)	(40,966)
Reclassification of transactions between equity holders	15,615	1,596,107

Net cash used in investing activities per US GAAP	629,209	(3,464,466)

Financing activities

Net cash (used in)/ from financing activities per UK GAAP	(3,294,527)	456,865
Reclassification of interest paid to operating activities	3,167,353	476,958
Reclassification of transactions between equity holders	(15,615)	(1,596,107)

Net cash (used in)/ from financing activities per US GAAP	(142,789)	(662,284)

Net change in cash and cash equivalents from UK to US GAAP	—	—

In addition, the Company had non-cash financing activity of £9.4m relating to a loan from shareholders for the period ended 30 September 2021.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

Business combinations

(a) Intangible assets other than goodwill

Under FRS102 for acquisitions made after 1 January 2019, intangible assets other than goodwill are only required to be recognised to the extent that they are both separable and arise from contractual rights.

Under US GAAP intangible assets that are either separable or arise from contractual rights are required to be recognised. This leads to the recognition of additional intangible assets under US GAAP than under FRS102 for acquisitions made by the Company after 1 January 2019.

Due to the recognition of additional deferred tax liabilities under US GAAP compared to UK GAAP, the amount of goodwill recognized in the previous business combination accounting has also increased.

(b) Expense acquisition costs

Under FRS102, acquisition costs incurred by the acquirer are capitalised as part of the purchase consideration for the acquisition.

Under US GAAP, these are required to be charged to acquisition costs in the income statement.

(c) Fair value adjustments to deferred and contingent consideration

Under FRS102, any fair value adjustments to deferred consideration outside the measurement period can be adjusted against goodwill.

Under US GAAP, any fair value adjustments outside the measurement period are adjusted through the P&L.

(d) Goodwill amortisation

Under FRS 102, goodwill is presumed to have a finite useful economic life and is recorded at cost less accumulated amortisation and impairment. Accordingly, the Company amortised goodwill on a straight-line basis over an estimated useful life of 10 years.

US GAAP prohibits the amortisation of goodwill and instead requires that goodwill be tested at least annually for impairment or more frequently if impairment indicators exist. Amortisation expense recognised under FRS 102 was reversed under US GAAP.

(e) Non-controlling interest

Under FRS102, no goodwill is recognised for the non-controlling interest of an acquired company.

Under US GAAP, goodwill is recognised on the entire Company acquired, including the amount pertaining to the non-controlling interest. This has led to conversion adjustments in respect of two acquisitions made in 2019 by the Company.

(f) Step acquisitions

Under FRS102 where control of a subsidiary is achieved in stages, no fair value adjustments are made to any existing holdings in the subsidiary.

Under US GAAP where control of a subsidiary is achieved in stages, any existing holdings in the subsidiary are fair valued with any resulting gain or loss recorded in the income statement. This has led to reconciliation adjustments in respect of two acquisitions made in 2019 by the Company, along with a further three in 2015.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

(g) Reclassification of asset acquisition as business combination

In February 2019 the Company acquired certain assets from LEPE Partners LLP, a merchant banking business. Under UK GAAP this did not meet the definition of a business combination. One customer related intangible asset of £12,748,964 was recognised and is being amortised over 10 years. Under US GAAP, following the application of the screening test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or a group of similar assets, it was determined that this met the definition of a business combination.

This is the impact of the reversal of the amortisation recorded under UK GAAP, as Goodwill, which is not amortisable, would have been recognised for US GAAP.

Investments in joint ventures and associates

(h) Implied goodwill amortisation

Under FRS102 any implied goodwill arising on the acquisition of an interest in a joint venture or associate is amortised over a period of 10 years.

Under US GAAP no such amortisation charge is booked. This has led to the reversal of any accumulated amortisation on implied goodwill recorded by the Company under FRS102.

(i) Separate intangible assets arising on acquisition of an equity method investment

Under US GAAP where implied goodwill on an acquisition arises, this is required to be assessed for separate intangible assets. This has given rise to separate intangible assets being identified in respect of two of the Company’s equity method investments. These intangible assets have then been amortised over their estimated useful economic lives through the Company’s share of profits from joint ventures and associates. The deferred tax impact of the recognition of such intangible assets has also been recognised.

Such intangible assets are not required to be recognised and amortised under UK GAAP.

(j) Additional impairment of equity method investments

Given the reversal of the implied goodwill amortisation, under US GAAP the goodwill is required to be assessed for impairment at each reporting date. As a result of this, an additional impairment has been recorded compared to that reported under UK GAAP.

(k) Treatment of losses in excess of investment in equity method investments

Under UK GAAP, when the Group’s share of losses of an associate or joint venture investment equals or exceeds the carrying amount of its investment, the Group stops recognising its share of further losses. The Group recognises its share of any subsequent profits only after its share of profits equals its share of losses not recognised.

Under US GAAP excess losses are offset against the Group’s other interests in the investee, including loans advanced.

(l) Impact of GAAP differences on results of equity method investments

In 2022 an equity method investee had amortised goodwill on its own balance sheet under UK GAAP. Conversion of these results to US GAAP has resulted in the reversal of this amortisation amounting to £221,635.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

(m) Revenue Recognition

Upon the adoption of ASC 606, various adjustments to revenue impacted current and prior period FRS102 revenue recognition, primarily due to when performance obligations were considered satisfied under FRS102 compared to US GAAP, under ASC 606.

The Company’s full accounting policy for revenue recognition under FRS102 can be found on in the accounting policies disclosed to note 3 in these financial statements.

The Company’s full accounting policy for revenue recognition under US GAAP is detailed below:

Revenue recognition differs under ASC 606, which applies a specific 5 step model, which results in certain adjustments when compared to revenue recognized under FRS 102. The five step model applies under ASC 606 is as follows.

1. Identification of contract with customer

2. Identification of performance obligation

3. Determination of transaction price

4. Allocation of transaction to performance obligation

5. Recognition of revenue when performance obligations are met.

For the purposes of this reconciliation, the Company considered the adoption date of ASC 606 to be 1/1/2018.

The difference in policy resulted in differences in the following revenue recognition differences:

Corporate finance engagements

•

Within the Merchant Banking division, it was noted that under US GAAP, retainer fees should be recognized in line with completion of the related performance obligation. Under FRS 102, such fees were recognized when received. This resulted in timing adjustments which decreased revenue by £193,765 in the nine months ended 30 September 2021 and decreased revenue by £1,076,087 in the nine months ended 30 September 2022.

•

In the Co-investment division, an advisory fee that was recognised fully in 2018 under UK GAAP was noted as needing to be recognised over the life of the contract (2019 to 2021) commensurate with the satisfaction of the performance obligation under US GAAP. Recognising this revenue over time in line with the performance obligation has resulted in an increase of revenue of £102,938 in the nine months ended 30 September 2021, as revenue has been deferred to match the Group’s satisfaction of the underlying performance obligation.

UK Investment advisory revenue, Overseas Investment advisory revenue, Trust and fiduciary revenue, Private and family office revenue

The five step model was applied to the variable consideration revenue recognised in the Family Office Services and Investment Advisory divisions. US GAAP requires recognition of variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the variable consideration is resolved subsequently. Under FRS 102, such revenue was recognised based on the best estimate at the time it was recorded. From the analysis performed, the Group noted no significant differences requiring adjustment.

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

(n) Additional amortisation of intangible asset grossed up for deferred tax under US GAAP.

Under UK GAAP, deferred tax is not recognised in relation to timing differences arising from assets or liabilities acquired in a transaction which is not accounted for as a business combination.

Under US GAAP, where such assets or liabilities are acquired deferred tax is accounted for using the simultaneous equation method as set out in ASC 740.

In relation to an asset acquisition made during 2022, this has resulted in an additional deferred tax liability of £12,827,094 being recognised under US GAAP with a corresponding increase also recorded in intangible assets. The additional amortisation arising on this grossed up intangible asset is £467,593.

(o) Impact on intangible assets of additional deferred tax liabilities recognised on asset acquisition.

Under UK GAAP, deferred tax is not recognised in relation to timing differences arising from assets or liabilities acquired in a transaction which is not accounted for as a business combination.

Under US GAAP, where such assets or liabilities are acquired deferred tax is accounted for using the simultaneous equation method as set out in ASC 740.

In relation to an asset acquisition made during 2022, this has resulted in an additional deferred tax liability of £12,827,094 being recognised under US GAAP with a corresponding increase also recorded in intangible assets.

(p) Income taxes

A reconciliation of the income tax expense/(credit) under UK GAAP to US GAAP is given below.

	30 Sep 22 £	30 Sep 21 £
Income tax expense/(credit) under UK GAAP	(654,170)	(613,258)

Recognition of deferred taxes in respect of non-tax adjustments (1)	(648,771)	1,548,118
Impact of a transaction in the subsequent events window on UK deferred tax assets (2)	—	2,417,831

Total adjustment to deferred tax expense/(benefit)	(648,771)	3,965,949

Income tax expense/(credit) US GAAP	(1,302,941)	3,352,691

A reconciliation of the deferred tax asset/(liability) under UK GAAP to US GAAP is given below.

	30 Sep 22 £	31 Dec 21 £
Deferred tax asset/(liability) under UK GAAP	3,163,812	2,146,091

Recognition of deferred taxes in respect of non-tax adjustments (1)	(6,120,172)	(6,768,943)
Impact of additional deferred tax arising on asset acquisition (3)	(12,827,094)	—

Total adjustment to deferred tax asset/(liability)	(18,947,266)	(6,768,943)

Deferred tax asset/(liability) under US GAAP	(15,783,454)	(4,622,852)

Alvarium Investments Limited

Notes to the Consolidated Financial Statements (continued)

Period from 1 January 2022 to 30 September 2022

(1) Deferred taxes in respect of non-tax adjustments

This line represents the tax-effect of non-tax adjustments including the effects of valuation allowance adjustments and tax rate changes in the UK on the additional deferred tax assets and liabilities recognised under US GAAP.

(2) Impact of a transaction in the subsequent events window on UK deferred tax assets

In January 2021 the group increased its shareholding in a UK subsidiary from 59% to 83% through a transaction with noncontrolling interests. This resulted in that subsidiary being able to utilise the group’s UK tax losses and timing differences.

Under UK GAAP, transactions with noncontrolling interests that take place in the subsequent events window are not considered in the assessment of the realizability of deferred tax assets. Under US GAAP, this is considered to be an adjusting subsequent event and therefore the transaction is brought into consideration in assessing the realizability of the group’s UK deferred tax assets.

If this source of income had been considered in assessing the realizability of deferred tax assets, a deferred tax asset of £2,417,831 would have been recognised in the period ended 31 December 2020 instead of the period ended 30 September 2021 under UK GAAP. This has resulted in earlier recognition of this asset under US GAAP than under UK GAAP.

(3) Impact of additional deferred tax arising on asset acquisition

In July 2022 the group acquired a company which owned one contract based intangible asset. Under UK and US GAAP this was not considered to meet the definition of a business and hence it has been accounted for as an asset acquisition under both standards.

Under UK GAAP, no deferred tax is accounted for on such transactions and any timing differences are considered to be permanent in nature.

Under US GAAP, deferred tax is accounted for on such transactions using the simultaneous equation method of accounting. As a result under US GAAP additional deferred tax liabilities of £12,827,094 compared to those recognised under UK GAAP.

(q) Leases

Under UK GAAP, rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged against profits on a straight line basis over the period of the lease. These operating leases are kept off-balance sheet.

Under U.S. GAAP the Group will apply ASC 842 which includes operating leases on the balance sheet through a gross up with the recognition of right-of-use assets and associated lease liabilities. However, upon adoption of ASC 842, there are no net differences between US GAAP and U.K. GAAP with respect to net income, the Statement of Changes in Equity, or the Statement of Cash Flows.

Additionally, the application of ASC 842 does not have a significant impact on the Group’s Statement of Cash Flows or Income Statement for the nine month period ended 30 September 2022. The gross up on the balance sheet will be reflected in recognition of right-of-use assets of £9,451,484, lease incentives of £2,610,363, deferred rent of £142,447 and lease liabilities of £12,275,537.